Exhibit 99.1

REVOCABLE PROXY

SI FINANCIAL GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS

                    , 2013

    :00     .m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of SI Financial Group, Inc. (the “Company”), consisting of Mark D. Alliod and Michael R. Garvey, or each of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company that the undersigned is entitled to vote only at the annual meeting of stockholders to be held on                     , 2013 at     :00     .m., local time, at                                         , Connecticut, and at any and all adjournments or postponements, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The proposal to approve and adopt the agreement and plan of merger, dated as of March 5, 2013, by and between SI Financial Group, Inc. and Newport Bancorp, Inc., and the merger contemplated therein.

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

2.	The proposal to adjourn the annual meeting to permit the further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the agreement and plan of merger.

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

3.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Rheo A. Brouillard and Roger Engle

	FOR	WITHHOLD	FOR ALL EXCEPT

	☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

4.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of SI Financial Group, Inc. for the fiscal year ending December 31, 2013.

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

5.	The approval of a non-binding resolution to approve the compensation of the named executive officers.

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED

NOMINEES AND FOR EACH OF THE PROPOSALS.

This proxy is revocable and, if properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of listed nominees and for each of the proposals. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting.

Dated:

SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Please complete, date, sign and promptly mail this proxy

in the enclosed postage-paid envelope.